April 3, 1998

TO THE SHAREHOLDERS OF DOMINGUEZ SERVICES CORPORATION


Your Board of Directors and management are pleased to invite you to attend the Annual Meeting of Shareholders of Dominguez Services Corporation, to be held on May 5, 1998, at 1:00 p.m. California time. The meeting will take place at the Torrance Marriott, located at 3635 Fashion Way in Torrance, California. Lunch will be served prior to the Annual Meeting at 12:15 p.m..

Please call (310) 834-2625, ext. 425, to let us know if you will attend.

Whether or not you plan to attend the meeting, please complete, sign, date, and return the enclosed proxy card promptly in the envelope provided.

Thank you, and I hope to see you on May 5.

                                       Sincerely,




MAP TO TORRANCE MARRIOTT TO BE INSERTED HERE.

                        DOMINGUEZ SERVICES CORPORATION
                          21718 SOUTH ALAMEDA STREET
                         LONG BEACH, CALIFORNIA 90810

------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 5, 1998

------------------------------------------------------------------------------

To the Shareholders of Dominguez Services Corporation:

The 1998 Annual Meeting of Shareholders of Dominguez Services Corporation (the "Company") will be held at the Torrance Marriott, 3635 Fashion Way, Torrance, California 90503, on May 5, 1998, at 1:00 p.m. California time to conduct the following business:

     1. Elect nine directors to hold office until the Company's next Annual Meeting and thereafter until their successors are duly elected and qualified.

     2. Ratify, confirm, and approve the appointment by the Board of Directors of Arthur Andersen LLP as the independent auditors for the Company and its subsidiaries for 1998 fiscal year.

     3. Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed March 16, 1998, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       JOHN S. TOOTLE
                                       SECRETARY


                                       APRIL 3, 1998

IMPORTANT: To assure your representation at the Annual Meeting, please indicate your voting instructions on the enclosed proxy card and date, sign, and mail it promptly in the return envelope provided.

                        DOMINGUEZ SERVICES CORPORATION
                         21718 SOUTH ALAMEDA STREET
                            LONG BEACH, CA 90810

------------------------------------------------------------------------------

                              PROXY STATEMENT

------------------------------------------------------------------------------

     This Proxy Statement and the accompanying proxy card ("Proxy") are furnished in connection with the solicitation by the Board of Directors of Dominguez Services Corporation (the "Company") of proxies in the accompanying form, to be voted at the Annual Meeting of Shareholders of the Company and at any adjournments thereof (the "Annual Meeting") to be held at 1:00 p.m. California time on May 5, 1998, at the Torrance Marriott, 3635 Fashion Way, Torrance, California 90503. At the Annual Meeting, the shareholders of the Company's common stock will be asked to vote upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, the accompanying Proxy, and the Notice of Annual Meeting of Shareholders are being mailed to shareholders of the Company on or about April 3, 1998.

------------------------------------------------------------------------------
                         SOLICITATION OF PROXIES
------------------------------------------------------------------------------

     The enclosed Proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting and at any adjournments thereof.

     The Company will bear the entire cost of preparing, assembling, printing, and mailing the Proxy Statement, the accompanying Proxy, the Notice of Annual Meeting of Shareholders, and any additional materials which may be furnished to shareholders in connection therewith. The solicitation of proxies will be made by mail and may also be made by telephone, facsimile, telegraph, or personally by directors, officers, and regular employees of the Company who will receive no extra compensation for such services.

     Any person who executes and returns the Proxy accompanying this Proxy Statement may revoke it at any time before its exercise by delivering to the Secretary of the Company a written instrument of revocation or by presenting a duly executed Proxy for the Annual Meeting bearing a later date. A Proxy may also be revoked by attending the Annual Meeting and voting in person. Each properly executed Proxy received prior to the Annual Meeting will be voted as directed. If not otherwise specified, proxies will be voted for the election of the nominees for directors described in this Proxy Statement, for the appointment of Arthur Andersen LLP as independent auditors of the Company and its subsidiaries, and at the discretion of management with respect to any other matters properly presented at the Annual Meeting or any adjournments thereof.

------------------------------------------------------------------------------
                           VOTING SECURITIES
------------------------------------------------------------------------------

     Only holders of record of the Company's common stock at the close of business on March 16, 1998, are entitled to notice of and to vote at the Annual Meeting. At that date, 1,506,512 shares of common stock were outstanding; also at that date, there were 297 holders of record of common stock. Subject to cumulative voting rights in the election of directors, holders of common stock are entitled to one vote on each matter submitted for each share held of record. Each shareholder or his proxy (including the persons named in the accompanying Proxy) entitled to vote for the election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among any or all of the nominees. No shareholder or proxy, however, shall be entitled to cumulate votes for a candidate unless, prior to the voting, such candidate or candidates have been placed in nomination and the shareholder has given notice at the meeting that he intends to cumulate his votes. If any shareholder gives such notice, all shareholders may cumulate their votes for nominated candidates.

     The presence, either in person or by proxy, of persons holding a majority of the shares entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a majority of the votes represented at the meeting will be required for the election of directors (unless cumulative voting is in effect) and for the approval of all other matters voted upon at the Annual Meeting.

     The Company's general administrative and executive offices are located at 21718 South Alameda Street in Carson, California.

------------------------------------------------------------------------------
                          PRINCIPAL SECURITIES HOLDERS
------------------------------------------------------------------------------

     The following table sets forth information as of March 16, 1998, with respect to the beneficial ownership of the Company's common stock by (i) each person known by the Company to own beneficially five percent or more of any class of the Company's outstanding common stock, (ii) each director nominee and named executive officer, and (iii) all directors and executive officers as a group. Each shareholder has sole voting and investment power with respect to such shares unless otherwise indicated.

                                                                                      PERCENT OF
                                                           NUMBER OF SHARES AND         COMMON
  NAME AND ADDRESS OF BENEFICIAL OWNER               NATURE OF BENEFICIAL OWNERSHIP     STOCK
  ------------------------------------               ------------------------------   ----------

Carson Estate Company                                             307,657                 20.4%
18710 South Wilmington, Suite 200, Rancho
  Dominguez, CA 90220

Watson Land Company                                               132,894                 8.8%
515 South Figueroa Street, Suite 1910, Los
  Angeles, CA 90071

Dwight C. Baum                                                     33,750(1)              2.2%
200 South Los Robles Avenue, Suite 645, Pasadena,
  CA 91101-2431

Brian J. Brady                                                      1,530                  *
21718 South Alameda Street, Long Beach, CA 90810

Richard M. Cannon                                                 132,894(2)              8.8%
22010 South Wilmington Avenue, Suite 400, Carson,
  CA 90745

Terrill M. Gloege                                                    None                  *
18710 South Wilmington Avenue, Suite 200, Rancho
  Dominguez, CA 90220

Thomas W. Huston                                                      750                  *
22010 South Wilmington Avenue, Suite 400, Carson,
  CA 90745

C. Bradley Olson                                                   307,657(3)            20.4%
18710 South Wilmington suite 200, Rancho Dominguez,
  CA 90220

Langdon W. Owen                                                      9,300                 *
1300 Bristol North, Suite 290, Newport Beach,
  CA 92660

Charles W. Porter                                                    8,356                 *
400 Paseo Dorado, Long Beach, CA 90803

Debra L. Reed                                                          150                 *
555 West 5th Street, Los Angeles, CA 90013

John S. Tootle                                                       3,791                 *
21718 South Alameda Street, Long Beach, CA 90810

All Directors and Officers as a group                              498,181(4)            33.0%
(10 persons)


* Less than one percent.

(1) All of such shares are owned by Mr. Baum and his spouse as trustees of the Dwight C. Baum and Hildagarde E. Baum Trust. Mr. and Mrs. Baum share voting and investment powers with respect to such shares.

(2) All of such shares are owned by Watson Land Company, of which Mr. Cannon is president, chief executive officer, and a director. Mr. Cannon shares voting and investing powers with respect to such shares with the other directors of Watson Land Company.

(3) All of such shares are owned by the Carson Estate Company, of which Mr. Olson is president and a director. Mr. Olson shares voting and investment powers with respect to such shares with the other directors of Carson Estate Company.

(4)  Includes shares described in footnotes (2) and (3) above.

------------------------------------------------------------------------------
            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
------------------------------------------------------------------------------

    To the Company's knowledge, based solely on its review of the copies of reports furnished to the Company and representations from reporting persons that no reports were required to be filed, all officers, directors, and ten percent beneficial owners of the Company's voting securities complied with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934 during 1997, except as set forth below.

     Thomas W. Huston, a director of the Company, inadvertently failed to file timely a Form 4 Statement of Change of Beneficial Ownership of Securities with the Securities and Exchange Commission disclosing the sale of 500 shares of the Company common stock in November 1997. Mr. Huston subsequently filed a Form 4 disclosing this sale.

------------------------------------------------------------------------------
                                  PROPOSAL I

                            ELECTION OF DIRECTORS
                            (ITEM 1 ON PROXY CARD)

     Action is to be taken at the Annual Meeting with respect to the election of nine directors to serve until the 1999 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Company's bylaws provide that there shall be no fewer than seven and no more than nine directors. The Board has fixed the number of directors at nine.

     Set forth below is certain information concerning each nominee for director:


                                    PRINCIPAL OCCUPATION OR EMPLOYMENT               DIRECTOR
   NAME                AGE      AND ALL OTHER POSITIONS WITH THE COMPANY              SINCE
   ----                ---   -----------------------------------------------------   --------
Dwight C. Baum         85    Senior Vice President of Paine Webber Incorporated         1962
                             (and predecessors), a brokerage house.

Brian J. Brady         49    President, Chief Executive Officer, and Chairman of        1995
                             the Board of the Company since May 1996; President
                             and Chief Executive Officer of the Company since
                             November 1995; prior Assistant General Manager Public
                             Utilities, City of Anaheim, since 1992; prior, Vice
                             President and General Manager, Energy Services, Inc.,
                             a Subsidiary of Southern California Edison, since
                             1988.

Richard M. Cannon      56    Chief Executive Officer and President of Watson Land       1991
                             Company, a privately held developer and owner of
                             industrial centers and buildings, since 1994; prior,
                             President of Watson Land Company since 1989.

Terrill M. Gloege      62    Senior Vice President, Chief Financial Officer of          1991
                             Carson Estate Company and affiliated entities, a
                             privately held investment company since 1989.

Thomas W. Huston       36    Director of Leasing and Asset Management for Watson        1995
                             Land Company since 1995; prior, Assistant Director of
                             Leasing and Asset Management, and prior Leasing Agent
                             for Watson Land Company.

C. Bradley Olson       57    President of Carson Estate Company since 1992; prior,      1993
                             Division President and Corporate Vice President of
                             The Irvine Company since 1984.

Langdon W. Owen        67    President of Don Owen & Associates since 1973;             1994
                             Consulting Engineer and Financial Advisor.

Charles W. Porter      67    Business Consultant since January 1996; prior,             1977
                             President, Chief Executive Officer of the Company
                             since 1980.

Debra L. Reed          41    Senior Vice President of Southern California Gas           1995
                             Company, since 1995; prior, Vice President, Southern
                             California Gas Company since 1988.


     The Proxies received will be voted to elect as directors the nine nominees listed above unless otherwise specified, and each nominee has agreed to serve as a director if elected at the Annual Meeting. Although management of the Company does not anticipate that any of the persons named in the accompanying Proxy will be unable to serve, if any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a substitute nominee at their discretion.

-------------------------------------------------------------------------------
                         THE BOARD OF DIRECTORS RECOMMENDS
                A VOTE "FOR" THE ELECTION OF THE DIRECTORS NOMINATED
-------------------------------------------------------------------------------

     During 1997, the Board of Directors held twelve meetings. All nominated directors attended more than eighty percent of the meetings.

     The Company has a standing Audit Committee. The current members of the Audit Committee are Dwight C. Baum, Terrill M. Gloege, and Charles W. Porter. The Audit Committee reviews the results of the Company's annual audit, the financial statements, and internal accounting and control procedures, and recommends the selection of auditors to the Board of Directors. The Audit Committee met two times during 1997.

     The Company has a standing Executive Compensation Committee. The current members of the Executive Compensation Committee are Terrill M. Gloege, Thomas W. Huston, and Debra L. Reed. The Executive Compensation Committee annually recommends to the Board of Directors the compensation for each officer, including the President, for the ensuing year. During 1997, the Compensation Committee met five times.

     The Company does not have a standing Nominating Committee nor any other committee performing similar functions.

     Except for Mr. Brady (who was a director and an employee during 1997), the Company paid each of its directors an annual fee of $4,200, plus $500 for each meeting of the Board of Directors. In addition, Committee Chairpersons received $750 for each committee meeting attended, and Committee members were paid $500 for each committee meeting attended.

-------------------------------------------------------------------------------
                               COMPENSATION POLICY
-------------------------------------------------------------------------------

     The Company's primary objective is to maximize shareholder value over time. To accomplish this objective, the Company has adopted a comprehensive strategic business plan. The overall goal of the Executive Compensation Committee of the Company's Board of Directors (the "Committee") is to develop executive compensation policies which are consistent with and linked to the Company's strategic plan and business objectives. Members of the Committee evaluate the performance of the senior management team, including the Chief Executive Officer, review and approve the base salary levels for the Company's senior management team, review overall base salary levels for all managers in the Company, and approve the annual salary increase budget of the Company. The Committee also administers the Company's Annual Incentive Plan ("AIP"). The Committee regularly reports to the full Board of Directors on its activities.

                COMPENSATION PHILOSOPHY AND PROGRAM ELEMENTS

     The Committee bases its decisions on the Company's executive compensation philosophy, which relates the level of the compensation given to the Company's success in meeting its performance goals, rewards individual achievement, and seeks to attract and retain qualified executives. The Company's executive compensation program currently consists of two principal components: base salary and potential for an annual incentive award under the Company's AIP based on Company performance as well as individual performance. This second component constitutes the "at-risk" portion of the compensation program. In addition, the Board of Directors may also use long-term incentives to align executive interests with the long-term interests of shareholders and put more compensation at risk. This long-tern incentive component was first used in 1997, after shareholder approval, with the grant of stock options in lieu of base salary increases for executives.

     The Company's fundamental policy is to offer the Company's executives competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company, and their personal performance. It is the Committee's objective to have a reasonable and, over time, an increasing portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. In 1997 the Board of Directors adopted and the shareholders approved, the 1997 Stock Incentive Plan ("SIP") which provides a longer-term reward element and encourages the acquisition and retention of shares of Company stock by its key executives.

     The Committee believes that this structure will result in a total compensation program for executives that is competitive with similar companies and is a fair and reasonable cost to shareholders and ratepayers.

     For fiscal 1997, the process utilized by the Committee in determining executive officer compensation levels took into account both qualitative and quantitative factors. Among the factors considered by the Committee was data provided by an independent management consulting firm specializing in executive compensation. This firm was retained to assess the Company's compensation policies and performance relative to similar indices for comparable companies and assist with the design of the management compensation program. The Committee reviewed this information and considered the provided data in the context of the Company's business objectives, financial requirements, and overall compensation policy.

                                    BASE SALARY

     The Company positions its overall executive compensation levels at or near the median of the range of base salary and total compensation levels for other companies comparable to the Company in this industry and who are viewed as competitors for executive talent in the overall labor market.

     The Company uses a formal performance review system for all employees, including the Chief Executive Officer and the other officers. This process generates information that the Committee uses in making decisions on base compensation and management incentive awards. The Chief Executive Officer is responsible for preparing the reviews on all executive officers other than himself. The Committee is responsible for reviewing the Chief Executive Officer against established performance objectives. All reviews are discussed and approved by the Committee. Executive performance is measured both in terms of the performance of the Company as a whole and various individual performance factors, including the overall professional performance and managerial accomplishments of the individual.

     The base salary for each executive officer is set within the formal established salary range for the position which is based on market rates for comparable positions as determined by the annual survey process. Individual salaries are set within the range on the basis of personal performance. The total salary increase budget for the Company is based on marketplace norms. Individual salary increases for officers are based on position relative to market and individual performance as assessed through the performance review system and achievement of annually-determined performance goals and objectives.

                             ANNUAL INCENTIVE PLAN, AIP

     The current AIP, approved by the Board of Directors in 1993 and revised in 1997, is structured to ensure that officers of the Company have an opportunity to earn additional compensation only when the Company and the individual officers have performed at a level that produces acceptable results for shareholders. Each executive officer has an established incentive award target for the fiscal year. The available funding for incentive award payments is subject to specified levels of Company financial performance established at the start of the fiscal year. Actual incentive awards paid reflect both achievement of corporate objectives and an individual's accomplishment of functional objectives, with greater weight being given to achievement of corporate rather than independent objectives.

     Under the AIP, cash awards to a maximum amount of 20% of base salary for the Chief Executive Officer ("CEO") and 15% of salary for other participants are available based upon the Company's attainment of certain financial targets, the individual's contribution to the attainment of these Company objectives, performance against personal objectives, and a subjective assessment by the Company's CEO and the Board of each executive's professional performance (with assessment by the Board for the CEO). Awards are paid to participants annually during the year following the year for which performance was assessed.

     For 1997, the availability of an annual incentive pool was contingent on the Company achieving a threshold level of return on equity relative to the industry peer group, and individual AIP awards were based on the Company meeting performance objectives established by the Board of Directors. Individual officers are also assessed on individual performance objectives and their overall professional performance in the position.

     The 1997 AIP awards will be paid in cash. In the future, a portion of AIP awards may, at the discretion of the Board of Directors, be paid in shares of common stock (the "Shares"). These Shares may be subject to a multi-year vesting schedule. The Committee believes this will enhance the Company's ability to retain key executives, ensure that annual Company performance that results in AIP awards is reflected in longer-term share price growth, and encourage increased levels of stock ownership by Company executives.

                          LONG-TERM INCENTIVE COMPENSATION

     In 1997, the Board adopted and shareholders approved the SIP. This SIP provides for awards of stock options, payment of AIP awards in shares of the Company's common stock, restricted stock awards, and dividend equivalent payments.

     Generally, the Committee intends the size of each option grant to be set at a level that is reflective of the competitive market for long-term compensation among peer water utilities and that the Committee deems necessary to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, and the individual's performance in the recent period. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion, based on the recommendation made by the CEO to the Committee.

     Each stock option grant will allow the employee to acquire shares of the Company's common stock at a fixed price per share (no less than the market price on the date of grant) over a specified period of time. Options will vest in periodic installments over a multi-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide compensation to the executive officer only if he/she remains in the Company's employ, and then only if the market price of the Company's common stock appreciates over the option term. The number of options granted will only provide a competitive level of compensation if the Company's stock price exceeds historical growth rates over time.

     In June 1997, the Company granted to five executive managers 25,800 options under the SIP (adjusted to reflect 3-for-2 stock split effected January 1998). The options were issued at fair market value with the exercise price equal to the Company's stock price at the date of grant (which was $16.33 adjusted for 3-for-2 stock split effected January 1998). Options vest in even increments over the next four years; are exercisable in whole or in
installments; and expire ten years from date of grant.   The Committee does
not anticipate, and has no plans to make, any awards of restricted stock.
All of the options were outstanding at December 31, 1997. The Company did not provide for any dividend equivalent to the executive managers.

                        CHIEF EXECUTIVE OFFICER COMPENSATION

     To determine the compensation arrangements for the Chief Executive Officer in 1997, the Committee applied the compensation philosophy and objectives outlined above. Considerations included the average salary and annual incentive compensation levels for comparable positions in the market, the extent to which the Company's annual performance goals were achieved, and the extent to which the Company's overall strategy was successfully implemented.

     The annual base salary for Mr. Brady, the Company's President and CEO, was established by the Board at his date of hire in 1995. Mr. Brady received an increase in annual base salary in fiscal 1996 to $150,000. In 1997, Mr. Brady's base salary remained unchanged. Under the stock option, Mr. Brady was awarded and granted 9,000 options (adjusted to reflect the 3-for-2 stock split effected January 2, 1998), vest in even increment, over the next four years.

     The CEO's incentive compensation award of $16,200 paid in 1997 was entirely dependent upon the Company's financial performance and his individual performance during 1996 as assessed by the Board of Directors and did not include any provisions for guaranteed payments. Each year, the AIP is reevaluated with a new achievement threshold and new targets for financial performance. The Committee will determine in 1998 the AIP award for Mr. Brady for fiscal 1997 based on the same incentive plan as for all other officers, reflecting performance in 1997.

                                      DEBRA L. REED, CHAIRPERSON
                                      TERRILL M. GLOEGE
                                      THOMAS W. HUSTON

                                      MEMBERS OF THE COMPENSATION COMMITTEE

-------------------------------------------------------------------------------
                               EXECUTIVE COMPENSATION
-------------------------------------------------------------------------------

    Set forth below is certain information with respect to each of the Company's executive officers. All officers have served at the discretion of the Board of Directors.


NAME                AGE   POSITION WITH THE COMPANY                YEARS AS OFFICER
----                ---   -------------------------                ----------------
Brian J. Brady       49   President, Chief Executive Officer,               2
                          and Chairman of the Board

John S. Tootle       43   Chief Financial Officer, Vice President          11
                          of Finance, Treasurer and Secretary

     The following table sets forth the compensation paid by the Company in 1997 and its two prior fiscal years to the Company's Chief Executive Officer and one other executive officer of the Company whose total annual salary and bonus exceeded $100,000 in 1997:

                              SUMMARY COMPENSATION TABLE


                                                                                AUTO & OTHER
NAME & PRINCIPAL POSITION               YEAR       SALARY(2)        BONUS       COMPENSATION
-------------------------               ----       ---------        -----       ------------
Brian J. Brady(1)                       1997       $150,009.60   $16,200.00        $3,920.54
President & Chief Executive Officer     1996        144,696.40     2,000.00         8,094.00
                                        1995         19,005.03            -           612.30

John S. Tootle                          1997        113,297.61     8,800.00         4,140.23
Chief Financial Officer, Treasurer,     1996        110,557.60     6,200.00         5,116.60
Vice President of Finance, Secretary    1995        107,677.54     9,340.00         5,154.90

(1) Mr. Brady was hired as President of the Company, effective November 6, 1995.

(2) Mister Brady and Tootle were granted options during 1997 that are described in the Options and Long-Term Incentive Plans - Awards table described below.


            OPTIONS AND LONG-TERM INCENTIVE PLANS - AWARDS IN 1997 FISCAL YEAR

                        NUMBER OF           PERFORMANCES OR
                        SECURITIES        OTHER PERIOD UNTIL          EXPIRATION
     NAME           UNDERLYING OPTIONS    MATURATION OR PAYOUT           DATE
     ----           ------------------    --------------------     --------------
Brian J. Brady            9,000           2,250 options every       June 23, 2007
                                           year for the next
                                              four years.

John S. Tootle            5,400           1,350 options every       June 23, 2007
                                           year for the next
                                              four years.

                                    PENSION PLAN

     The Company has a non-contributory defined benefit pension plan (the "Defined Benefit Plan"). Benefits are determined under a formula applied uniformly to all employees, regardless of position. The annual benefits is dependent on length of service and cash compensation received by the employee.

     An employee's interest in the Defined Benefit Plan becomes fully vested after completing full five plan years of service with the Company. Benefits are payable monthly upon retirement. The benefits listed in the following table are not subject to any deduction for Social Security or other offset amounts. The following table illustrates the estimated annual benefits payable upon retirement for persons in the earnings classifications with years of service as shown.


    AVERAGE
     ANNUAL
    SALARY
      FOR
    HIGHEST                 ANNUAL BENEFITS BASED ON LENGTH OF SERVICE
   CONSECUTIVE              ------------------------------------------
     5 YEARS      10 YEARS  15 YEARS  20 YEARS  25 YEARS  30 YEARS  35 YEARS
     -------      --------  --------  --------  --------  --------  --------
    $ 30,000       $ 8,100   $12,200   $16,200   $ 20,300  $ 24,300  $ 28,400
      40,000        10,800    16,200    21,600     27,000    32,400    37,800
      50,000        13,500    20,300    27,000     33,800    40,500    47,300
      60,000        16,200    24,300    32,400     40,500    48,600    56,700
      70,000        18,900    28,400    37,800     47,300    56,700    66,200
      80,000        21,600    32,400    43,200     54,000    64,800    75,600
      90,000        24,300    36,500    48,600     60,800    72,900    85,100
     100,000        27,000    40,500    54,000     67,500    81,000    94,500
     110,000        29,700    44,600    59,400     74,300    89,100   104,000
     120,000        32,400    48,600    64,800     81,000    97,200   113,400
     130,000        35,100    52,700    70,200     87,800   105,300   122,900
     140,000        37,800    56,700    75,600     94,500   113,400   132,300
     150,000        40,500    60,800    81,000    101,300   121,500   141,800
     160,000        43,200    64,800    86,400    108,000   129,600   151,200
     170,000        45,900    68,900    91,800    114,800   137,700   160,700

     Payments which are made by the Company to the Defined Benefit Plan are computed on an actuarial basis. The benefits described in the table above are not subject to any deduction for Social Security or other offset amounts. No contributions were made to the Defined Benefit Plan for the plan year ended February 28, 1998. The vested plan years of service for Brian J. Brady and John
S. Tootle are one and ten years respectively.

--------------------------------------------------------------------------------
                                CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

     Watson Land Company leases to the Company two well sites for which the Company paid rent of $39,517 in 1997. This lease continues until 2010 with annual adjustments to the rental agreement based upon the Consumer Price Index. Watson Land Company holds 8.8% of the Company's outstanding common stock. Richard M. Cannon is President and Chief Executive Officer of Watson Land Company and Thomas W. Huston is employed by Watson Land Company. The Company believes that the terms of these transactions are at least as favorable to the Company as they would have been if they had been negotiated with an unaffiliated third party.

     Carson Estate Company leases to the Company one well site for which the Company paid rent of $18,580 in 1997. Dominguez Energy LP, an affiliate of Carson Estate Company and Watson Land Company, leases to the Company one well site for which the Company paid rent of $4,174 in 1997. The leases continue until 2021 and 2002 respectively, with annual adjustments to the rental amount based upon the Consumer Price Index. Carson Estate Company holds 20.4% of the Company's outstanding common stock. C. Bradley Olson is President of Carson Estate Company and Terrill M. Gloege is Senior Vice President and Chief Financial Officer of Carson Estate Company. The Company believes that the terms of these transactions are at least as favorable to the Company as they would have been if they had been negotiated with an unaffiliated third party.

     The Company has a twenty percent ownership interest in Chemical Services Company ("CSC") with an option to acquire additional forty percent through the year 2001. The Company purchases chlorine generation equipment and supplies from CSC. In 1997, purchases from CSC totaled approximately $733,000. The Company believes that the terms of these purchases are at least as favorable to the Company as they would have been if they had been negotiated with an unaffiliated third party.

--------------------------------------------------------------------------------
                                    PROPOSAL II

                                INDEPENDENT AUDITORS
                               (Item 2 on Proxy Card)
--------------------------------------------------------------------------------

     The appointment of Arthur Andersen LLP by the Board of Directors is based on the recommendation of the Audit Committee, which historically has reviewed both the audit scope and the estimated audit fees and related services for the coming year.

     The Audit Committee has based its recommendation on Arthur Andersen LLP's special expertise with respect to complex tax and accounting issues applicable to regulated utilities. Arthur Andersen LLP has audited the Company's financial statements since 1989.

     A representative of Arthur Andersen LLP will attend the meeting and, if he so desires, make a statement and respond to appropriate questions.


            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
          THE PROPOSAL TO RATIFY, CONFIRM, AND APPROVE THE APPOINTMENT OF
       ARTHUR ANDERSEN LLP AS AUDITORS FOR THE COMPANY AND ITS SUBSIDIARIES.

--------------------------------------------------------------------------------
                               SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------

     Eligible shareholders who wish proposals to be considered for inclusion in the proxy solicitation materials relating to the 1999 Annual Meeting must submit such proposals to the Company no later than December 4, 1998. An eligible shareholder is one who owns at least one percent, or $1,000, in market value of the voting securities entitled to vote at the 1999 Annual Meeting of Shareholders and who has held such securities for at least one year and continues to hold such securities through the date of that Annual Meeting.

--------------------------------------------------------------------------------
                                   OTHER MATTERS
--------------------------------------------------------------------------------


     The Board of Directors knows of no business to be transacted at the Annual Meeting other than that described above. Should other matters properly come before the Annual Meeting, including any adjournments thereof, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein with respect to such matters.

--------------------------------------------------------------------------------
                                   ANNUAL REPORT
--------------------------------------------------------------------------------

The 1997 Annual Report to Shareholders is being mailed to shareholders together with this Proxy Statement. The Company will provide to any shareholder, without charge, a copy of its Annual Report on form 10-K for the year ended December 31, 1997, including financial statements and financial statement schedules appended thereto, upon the written request of any such shareholder. Requests should be directed to Dominguez Services Corporation, 21718 South Alameda Street, Long Beach, California 90810, Attention: John S. Tootle, Secretary. This report is also available on the EDGAR web site address http:/www.sec.gov.

                                         BY ORDER OF THE BOARD OF DIRECTORS




                                         JOHN S. TOOTLE
                                         SECRETARY

                                         APRIL 3, 1998

                         DOMINGUEZ SERVICES CORPORATION
                           21718 SOUTH ALAMEDA STREET
                           LONG BEACH, CA 90810-0351
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS - MAY 5, 1998

     The undersigned hereby appoints Brian J. Brady and John S. Tootle, or either of them, each with full power of substitution, proxies of the undersigned to vote all shares of common stock which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders, scheduled to be held on May 5, 1998, and at all adjournments thereof. The proxies have authority to vote such shares, as specified on the reverse side hereof,
(1) to elect directors and (2) to appoint independent auditors. The proxies are further authorized to vote such shares upon any other business that may properly come before the Annual Meeting or any adjournments thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

             -  PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED  -

--------------------------------------------------------------------------------

 / X / PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE


 THE DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF EACH NOMINEE AND FOR ITEM 2.
                THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THIS
                   RECOMMENDATION UNLESS OTHERWISE SPECIFIED.

                         WITHHELD
                  FOR    FOR ALL
ITEM 1.                                    NOMINEES: Dwight C. Baum
 ELECTION OF     /   /    /   /                      Brian J. Brady
 DIRECTORS                                           Richard M. Cannon
                                                     Terrill M. Gloege
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO               Thomas W. Huston
VOTE FOR ANY INDIVIDUAL NOMINEE(S), STRIKE            C. Bradley Olson
A LINE THROUGH THAT NOMINEE(S) NAME                  Langdon W. Owen
AT RIGHT.                                            Charles W. Porter
                                                     Debra L. Reed



                                                FOR     AGAINST    ABSTAIN
2. Appointment of Arthur Andersen LLP
   as Independent Auditors.                    /   /     /   /      /   /


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.


NOTE: CHANGE OF ADDRESS

---------------------------------            CHANGE OF ADDRESS    /   /
                                                   TO THE LEFT
---------------------------------

---------------------------------







SIGNATURE(S)                                                 DATE           1998
            ------------------------------------------------     -----------
NOTE: (PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN.
WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN,
PLEASE GIVE FULL TITLE AS SUCH.)